Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 33-80710, 33-85666, and 333-11121) on Form S-8 of Cytec Industries Inc. of our report dated June 25, 2010 on our audit of the statement of net assets available for benefits of Cytec Employees’ Savings and Profit Sharing Plan as of December 31, 2009, which appears in the 2010 annual report on Form 11-K.

/s/ Amper, Politziner & Mattia, LLP

Bridgewater, New Jersey

June 27, 2011